EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify that the Quarterly Report on Form 10-Q of Ensurge, Inc. for the period ended March 31, 2009, as filed May 18, 2009 with the Securities and Exchange Commission, to the best of our knowledge fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Ensurge, Inc.

Date: May 18, 2009	/s/ Jeff A. Hanks
Jeff A. Hanks
President and Chief Executive Officer Chief Financial Officer
(Principal Executive and Financial Officer)